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                                                                   Exhibit 1.2 b


                             HOLLINGER ARGUS LIMITED

                               BY-LAW NUMBER A25

         A BY-LAW AMENDING BY-LAW NUMBER A24 OF HOLLINGER ARGUS LIMITED

         Whereas it is desirable that By-law Number A24 of the Corporation be amended upon the continuance of the Corporation under the provisions of the Canada Business Corporations Act.

         Now therefore be it made as a by-law of the Corporation as follows:

     1. By-law Number A24 of the Corporation as made by the Directors on March 14, 1984 and confirmed by the shareholders of the Corporation on May
         10. 1984 is hereby amended by repealing subsection (a) of section 1.01 thereof and substituting therefor the following:

                  "Act" means the Canada Business Corporations Act. Statutes of Canada l974-75-76. Chapter 33. and any statute that may be substituted therefor, as from time to time amended and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or the replacement thereof:

     2. No act. thing, document or deed voluntarily done, made or executed under any section of By-law Number A24 as hereby amended prior to this By-law Number A25 becoming effective shall be prejudiced or invalidated by the amendment of such section.

     3. By-law Number A24 of the Corporation, as hereinbefore amended, is hereby confirmed as a by-law of the Corporation.

     4. This By-law Number A25 shall come into force on its confirmation by the shareholders of the Corporation and the issuance of a Certificate of Continuance of the Corporation under the Canada Business Corporations Act.

         Made by the Board the 28th day of June, 1984.

                   "P.C. Finlay"                         "C.G. Cowan"
              Chairman of the Board                        Secretary

                                (Corporate Seal)

Confirmed by the Shareholders on July 24, 1984